EXHIBIT 10.6

                                                                  EXECUTION COPY

                           CDI SHAREHOLDERS AGREEMENT

            CDI SHAREHOLDERS AGREEMENT, dated as of December 15, 1997, among ISRAEL AIRCRAFT INDUSTRIES LTD., a corporation organized under the laws of the State of Israel ("IAI"), Howard Weingrow and Robert K. Lifton, individuals residing within the State of New York (the "Controlling Shareholders"; together with IAI, the "Shareholders"), CELL DIAGNOSTICS INC., a corporation organized under the laws of the State of Delaware (the "Corporation"), MEDIS INC., a corporation organized under the laws of the State of Delaware ("Medis"), CDS DISTRIBUTOR, INC., a corporation organized under the laws of the State of Delaware ("CDS"), and MEDIS EL LTD., a corporation organized under the laws of the State of Israel ("EL").

                              W I T N E S S E T H:

            WHEREAS, IAI and the Corporation have entered into a Stock Purchase Agreement (the "Purchase Agreement"), of even date herewith, pursuant to which 3,600,457 shares of the Corporation's Common Stock, $.01 par value ("Common Stock"), are being issued to IAI.

            WHEREAS, after giving effect to the aforesaid issuance, the Shareholders will collectively own of record approximately 64% of the outstanding shares of Common Stock; and

            WHEREAS, the Shareholders believe that this Agreement is in the best interest of themselves and the Corporation and will promote harmonious relationships among the Shareholders with respect to the conduct of the affairs of the Corporation and its subsidiaries.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein and in the Purchase Agreement, and in order to induce IAI to enter into the Purchase Agreement, the parties hereto hereby agree as follows:

      1. Management Matters. (a) The Corporation shall use its best efforts to, and each of the Shareholders shall, take and cause to be taken all necessary action (corporate or other), including the voting of shares of Common Stock and common stock of the "Subsidiaries" (as defined below), to maintain a Board of Directors of the Corporation and each of its direct and indirect subsidiaries (including Medis, CDS and EL) (collectively, "Subsidiaries") consisting of only six directors, three of whom shall be designees of the Controlling Shareholders and three of whom shall be designees of IAI, with each director having the same voting rights as the others. At each annual meeting of the shareholders of the Corporation, the Shareholders shall nominate such designees for election as directors of the Corporation, and the Shareholders shall vote all of their shares, and shares for which they hold a proxy, in person or by proxy, for the election of such persons as directors of the Corporation and for the election, as successor to any director of the Corporation who shall resign, die, be removed or whose term of office shall otherwise expire or be terminated (collectively, a "Retired Director"), of such person as may be designated to succeed the Retired Director by that Shareholder who designated the Retired Director. For so long as Robert
K. Lifton takes an active management role in the operations of the Corporation and until he resigns or is unable or unwilling to continue to perform his duties as Chairman of the Board, the Shareholders shall direct their respective director designees to vote for the election of Robert K. Lifton as Chairman of the Board of Directors and Chief Executive Officer of the Corporation and of the boards of directors of each of the Subsidiaries. The Board of Directors may elect or appoint such other officers as it may from time to time determine. The duties and functions of the officers shall be those duties and functions described in the Corporation's By-Laws.

            (b) Any Shareholder vote that is inconsistent with Section 1(a) above, or that otherwise results in a Board of Directors that does not consist only of three IAI designees and three designees of the Controlling Shareholders, shall be void ab initio and shall have no force and effect and, in such event, in order to accomplish the agreements set forth in Section 1(a), above, with respect to all matters submitted to a vote of the shareholders of the Corporation or the shareholders of the Subsidiaries, any Shareholder that voted inconsistently with Section 1(a) above, automatically, and without further action by anyone, grants to IAI, if the inconsistent vote was by a Controlling Shareholder, or to the Controlling Shareholders, if the inconsistent vote was by IAI, an irrevocable proxy for all of the Common Stock owned by such Shareholder, solely for the purpose of allowing the proxy holder to vote those shares of Common Stock consistently with Section 1(a), above. Each Shareholder acknowledges that such proxy is coupled with an interest, is irrevocable for so long as this Agreement remains in effect and is exercisable only if a Shareholder for any reason fails or refuses to vote its shares of Common Stock in such manner as will best give effect to the provision of Section 1(a), above.

            (c) So long as any of the Ordinary Shares, NIS 0.1 par value, of EL ("Ordinary Shares") are owned or controlled, directly or indirectly, by any of the Shareholders, such Ordinary Shares shall be voted in such a manner as to effect the provisions of Section 1(a) above.


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

      2. Special Approval Requirements for Certain Actions. The Corporation shall not, and shall not permit any of its Subsidiaries, without the consent of both IAI and at least one of the Controlling Shareholders, do any of the following:

            (a) Increase, decrease or reclassify its capital stock or the capital stock of any of its Subsidiaries.

            (b) Issue or sell any of its equity interests or equity interests of any of its Subsidiaries.

            (c) Amend its Certificate of Incorporation or comparable instrument or the Certificate of Incorporation or comparable instrument of any of its Subsidiaries.

            (d) Amend its By-Laws or comparable instrument or the By-Laws or comparable instrument of any of its Subsidiaries.

            (e) Sell, mortgage, convey or in any other manner encumber all or substantially all of its assets or substantially all of the assets of any of its Subsidiaries.

            (f) Merge or consolidate with another entity.

            (g) Guarantee or in any other manner be responsible for the debts or obligations of another entity or person.

            (h) License, assign or otherwise dispose of technology or know-how to any person or entity.

            (i) Transfer or encumber in any manner shares of its capital stock or the capital stock of any of its Subsidiaries.

            (j) Approve any modification to its capitalization or the capitalization of any of its Subsidiaries.

            (k) Subject to Section 10 of the Amended and Restated Subscription and Shareholders Agreement, originally dated May 26, 1992, as amended and restated on August 13, 1992, and effective as of June 1, 1992 (the "Existing Shareholders Agreement"), and except as otherwise agreed by the Shareholders, invest in any Product, as defined therein.

            (l) Permit EL to approve a "Successor Marketing Entity" pursuant to
Section 6(b)(y) of the Existing Shareholders Agreement.

            (m) Approve the Corporation's budget and that of any of its Subsidiaries.

            (n) Vote the shares of any Subsidiary.


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

      3. Board Deadlock. Subject to the delegation of management responsibilities under this Agreement and the Corporation's By-Laws, the Board of Directors shall be charged with the general management of the Corporation. In the case of an irreconcilable deadlock with respect to the approval of the Corporation's annual budget, the most recent approved budget shall remain in effect pending resolution of such deadlock.

            Non-Disclosure. Each of the Shareholders covenants and agrees that, subject to the following two sentences, it will not at any time disclose to anyone or use for any purpose whatsoever (except to the extent reasonable necessary for it to perform its duties for the Corporation, including obtaining distributors for Products and financing for the production of Products) any "confidential information", as such term is hereinafter qualified, concerning the business or affairs of the Corporation or its subsidiaries which it may have acquired in the course of or as incident to its being a Shareholder, and any of its designees being an officer or a director, of the Corporation, including, without limitation, business or trade secrets of the Corporation, or methods or techniques used by the Corporation in or about its business. For the purposes of this Section, confidential information shall not include information which was known to the public prior to the date of communication thereof by the Shareholder or which became known to the public thereafter other than through communications by a Shareholder. In addition, a Shareholder may disclose information of a kind which would be disclosable in a filing with a government agency in connection with a sale or offer of shares of Common Stock, but not information for which confidential treatment by the Commission might reasonably be requested.

      4. Legend. Each certificate for the shares of Common Stock subject to the provisions hereof shall be marked on the face thereof with a legend in substantially the following form:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXCEPTION FROM REGISTRATION IS AVAILABLE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SHAREHOLDERS AGREEMENT, DATED AS OF DECEMBER 15, 1997, AMONG CELL DIAGNOSTICS INC., ISRAEL AIRCRAFT INDUSTRIES LTD., HOWARD WEINGROW, ROBERT K. LIFTON, CDS DISTRIBUTOR, INC., MEDIS INC. AND MEDIS EL LTD., COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF CELL DIAGNOSTICS INC.


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

      5. Termination. This Agreement shall terminate on the earliest to occur of the following events: (a) the dissolution or complete liquidation of the Corporation, (b) the mutual written agreement of the Shareholders, (c) such time as more than 30% of the shares of Common Stock then outstanding are freely tradeable without restrictions under the Securities Act of 1933, as amended, and are listed and traded on a U.S. national securities exchange or quoted on the NASDAQ System or a comparable interdealer quotation system, (d) the merger or consolidation of the Corporation with or into any other person, or the sale of all or substantially all of the Corporation's assets to any other Person, which is duly approved pursuant to Section 2 hereof, (e) the aggregate number of shares of Common Stock owned or controlled, directly or indirectly, by the Shareholders shall constitute less than 10% of the total number of shares of Common Stock outstanding, (f) IAI shall not own any of the 1,250,000 Ordinary Shares of EL presently owned by it and (g) the date ten years after the date of this Agreement; provided, however, that no such termination shall relieve either party of any liability for a prior breach or default.

      6. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (a) when received, if delivered in person, (b) five
(5) business days following the mailing thereof if mailed by certified first class mail, postage prepaid, return receipt requested, or (c) upon confirmed electronic answer-back, if sent by telecopier, in any case as follows:

            If to the Controlling Shareholders, the Corporation, Medis, CDS or EL to:

                  c/o Medis Inc.
                  805 Third Avenue
                  New York, NY 10022
                  Attn: Mr. Robert K. Lifton
                  Telecopier: (212) 935-9216

            with a copy to:

                  Cooperman Levitt Winikoff Lester & Newman, P.C.
                  800 Third Avenue
                  New York, NY 10022
                  Attn: Elliot Brecher, Esq.
                  Telecopier: (212) 755-2839


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

            If to IAI, to:

                  Ben-Gurion International Airport
                  Lod, Israel 70100
                  Attn: Jacob Weiss, Esq.
                  Telecopier: 011-972-3-935-8987

            with a copy to:

                  Gratch Jacobs & Brozman, P.C.
                  950 Third Avenue
                  New York, NY 10022
                  Attn: Adam Stein, Esq.
                  Telecopier: (212) 319-0856

or at such other address as either party may have advised in the manner provided in this Section 6.

      7. Termination of Existing Shareholders Agreement Provisions. The Existing Shareholders Agreement shall, upon the execution and delivery hereof, terminate and be of no further force and effect, except for clauses (i) and (j) of Section 5, Section 6 and Section 10(b) thereof which, as the same may have been amended, shall survive until the termination of this Agreement under Section 5 hereof and be deemed incorporated by reference into this Agreement as if such provisions were stated herein in their entirety, and shall be binding upon the parties hereto notwithstanding the termination provisions of the Existing Shareholders Agreement.

      8. Distributorship Agreement. Each of CDS and EL reaffirms to the other their respective rights and obligations pursuant to the Distributorship Agreement, dated as of August 13, 1992, between EL and CDS.

      9. Miscellaneous. (a) The Shareholders agree to vote their shares of Common Stock to effectuate the provisions of this Agreement.

            (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of this Section 9(b). Shares of Common Stock acquired by any third party, as well as shares of Common Stock of a deceased Shareholder in the hands of his legal representative or distributees, shall continue to be bound by the terms and conditions of this Agreement which are applicable to its or his transferor. Any transfer of shares of Common Stock to any such person or entity shall be contingent on confirmation to the Corporation and the other parties hereto by the proposed transferee, in writing in a manner satisfactory to the Corporation, that the proposed transferee is bound by the


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

terms and conditions of this Agreement which are applicable to its or his transferor. Notwithstanding the foregoing, at such time as shares of Common Stock are listed and traded on a national securities exchange or quoted on Nasdaq System or a comparable interdealer quotation system, the foregoing provisions of this Section 9(b) shall no longer be applicable with respect to shares of Common Stock to be sold to or held by any person or entity other than the Shareholders and any persons or entities owned or controlled, directly or indirectly, by the Shareholders and the second legend referred to in Section 4 of this Agreement shall not be required with respect to such shares.

            (c) This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, contracts, promises, representations, warranties, statements, arrangements and understandings, if any, among the parties hereof or their representatives. No waiver, modification or amendment of any provision, term or condition hereof shall be valid unless in writing and signed by the party to be charged therewith and any such waiver, modification or amendment shall be valid only to the extent therein set forth.

            (d) If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision, or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement, or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision, or portion thereof, were not contained herein. In addition, any such invalid or unenforceable provision, or portion thereof, shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

            (e) The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

            (f) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

            (g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.


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

            (h) This Agreement may be executed in counterparts and all such counterparts taken together shall constitute one agreement.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date set forth above.


ISRAEL AIRCRAFT INDUSTRIES LTD.         CDS DISTRIBUTOR INC.


By: /s/ M. Keret                        By: /s/ Robert K. Lifton
    -----------------------------           -----------------------------
Name: M. Keret                          Name: Robert K. Lifton
Title:                                  Title: Ch. of Bd.

By: /s/ N. Gilad
    -----------------------------       MEDIS EL LTD.
Name: N. Gilad
Title:
                                        By: /s/ Robert K. Lifton
                                            -----------------------------
CONTROLLING SHAREHOLDERS:               Name: Robert K. Lifton
                                        Title: Ch. of Bd.

/s/ Howard Weingrow                     By:
---------------------------------           -----------------------------
Howard Weingrow                         Name:
                                        Title:
/s/ Robert K. Lifton
---------------------------------
Robert K. Lifton                        MEDIS INC.


CELL DIAGNOSTICS INC.                   By: /s/ Robert K. Lifton
                                            -----------------------------
                                        Name: Robert K. Lifton
By: /s/ Robert K. Lifton                Title: Ch. of Bd.
    -----------------------------
Name: Robert K. Lifton
Title: Ch. of Bd.


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